Exhibit 10.7

AMENDMENT AGREEMENT

      This AMENDMENT AGREEMENT (the "Agreement") is dated as of this 31st day of August, 2006, by and among PENNICHUCK CORPORATION, a New Hampshire corporation with a principal place of business at 25 Manchester Street, Merrimack, New Hampshire 03054 ("PC" or the "Borrower"), PENNICHUCK WATER WORKS, INC., a New Hampshire corporation with a principal place of business at 25 Manchester Street, Merrimack, New Hampshire 03054 ("PWW" or the "Guarantor") and BANK OF AMERICA, N.A. (successor by merger to FLEET NATIONAL BANK), a national bank organized under the laws of the United States with a place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

W I T N E S S E T H

      WHEREAS, pursuant to the terms of a certain Loan Agreement between the Borrower, the Guarantor and the Bank dated March 22, 2005, as amended (the "Loan Agreement") and certain loan documents referenced therein or contemplated thereby (collectively the "Loan Documents"), the Bank has made a certain $16,000,000 line of credit loan to the Borrower. Any capitalized term used herein which is not defined herein shall have the meaning given to such term in the Loan Agreement; and

      WHEREAS, the Borrower has requested and the Bank has agreed to, among other things, (i) restructure the existing $16,000,000 line of credit into two separate line of credit facilities in the amounts of $12,000,000 and $4,000,000, respectively, (ii) modify the interest rate provisions, (iii) extend the maturity dates for each line of credit, (iv) modify certain financial covenants; and (v) amend the Loan Documents in certain other respects.

      NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate, and agree as follows:

1. Representations and Warranties of the Borrower and the Guarantor. Each of the Borrower and the Guarantor represent and warrant to the Bank as follows:

(a)

The representations, warranties and covenants of each of the Borrower and the Guarantor made in the Loan Documents, as each may hereinafter be amended or modified, remain true and accurate and are hereby reaffirmed as of the date hereof.

(b)

Each of the Borrower and the Guarantor has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents, as each may hereinafter be amended or modified, and no event of default exists thereunder.

(c)

Each of the Borrower and the Guarantor is a corporation duly organized, qualified, and existing in good standing under the laws of the State of New Hampshire and in all other jurisdictions in which the character of the property owned or the nature of the existing

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business conducted by such Borrower or Guarantor require its qualification as a foreign corporation.

(d)

The execution, delivery, and performance of this Agreement and the documents relating hereto (the "Amendment Documents") are within the power of each of the Borrower and the Guarantor and are not in contravention of law, either the Borrower's or the Guarantor's Articles of Incorporation, By-Laws, or the terms of any other documents, agreements, or undertaking to which either the Borrower or the Guarantor is a party or by which either the Borrower or the Guarantor is bound. No approval of any person, corporation, governmental body, or other entity not provided herewith is a prerequisite to the execution, delivery, and performance by the Borrower and the Guarantor or any of the documents submitted to the Bank in connection with the Amendment Documents to ensure the validity or enforceability thereof, or upon execution by the Bank to ensure the validity or enforceability thereof.

(e)

When executed on behalf of the Borrower and the Guarantor, the Amendment Documents will constitute a legally binding obligation of the Borrower and the Guarantor, enforceable in accordance with their terms; provided, that the enforceability of any provisions in the Amendment Documents, or of any rights granted to the Bank pursuant thereto may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Amendment Documents is subject to general principles of equity.

2. Amendment To Loan Agreement. The Loan Agreement shall be amended as follows:

(a)	Articles I and II of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following Articles I, II and II-A:

"ARTICLE I. DESCRIPTION OF LOAN Subject to and upon the following terms and conditions, the Bank agrees to make (a) a certain revolving line of credit loan up to the maximum principal amount of Twelve Million Dollars ($12,000,000) to the Borrower (the "Primary Line of Credit") and (b) a certain revolving line of credit loan up to the maximum principal amount of Four Million Dollars ($4,000,000) to the Borrower (the "Secondary Line of Credit"). The Primary Line of Credit and the Secondary Line of Credit are also on occasion referred to as the "Line of Credit" or the "Loan".

ARTICLE II. THE PRIMARY LINE OF CREDIT The Bank agrees to make, and Borrower agrees to take, the Primary Line of Credit subject to and upon the following terms and conditions:

      2.1    Borrower. The Borrower under the Primary Line of Credit shall be PENNICHUCK CORPORATION and the Borrower shall sign a certain promissory note (the "Primary Line of Credit Note") evidencing its obligation to pay and perform the Primary Line of Credit.

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      2.2    Amount. Under the Primary Line of Credit, the Bank agrees to loan the Borrower an amount up to Twelve Million Dollars ($12,000,000); provided, however, the availability under the Primary Line of Credit for direct borrowings shall be reduced by the aggregate face amount of all outstanding letters of credit issued by the Bank or any affiliate thereof on the account of the Borrower. At no time shall any such letters of credit have expiration dates beyond the maturity date of the Primary Line of Credit.

      2.3    Use of Proceeds. The proceeds of the Primary Line of Credit shall be used by the Borrower for working capital and general corporate purposes, including, but not limited to, direct borrowings and letters of credit.

      2.4    Interest Rate. Sums advanced under the Primary Line of Credit shall bear interest, at the Borrower's option (subject to the terms and conditions set forth in Article III hereof), at (a) the variable per annum rate equal to the Prime Rate (as hereinafter defined) plus the Prime Applicable Margin (as hereinafter defined), or (b) the per annum rate equal to the one (1), two (2), three (3) or six (6) month LIBOR (as hereinafter defined) plus the LIBOR Applicable Margin (as hereinafter defined). The Borrower may have LIBOR Loans (as hereinafter defined) and Prime Loans (as hereinafter defined) outstanding at the same time under the Primary Line of Credit subject to the terms and conditions of Article III hereof. Interest shall be calculated and charged on the basis of actual days elapsed over a banking year of three hundred sixty (360) days. Notwithstanding the foregoing, at any time prior to maturity of the Primary Line of Credit, the Borrower shall have the option to "swap" the above mentioned LIBOR based interest rate on the Primary Line of Credit pursuant to an interest rate swap agreement (in the form of an International Swap Dealers Association Master Agreement and Confirmation Agreement between the Borrower and the Bank (or any affiliate thereof), both of which agreements are hereinafter referred to collectively as a "Swap Agreement") for a fixed rate of interest and term acceptable to the Bank.

      2.5    Repayment. The Primary Line of Credit shall mature on June 30, 2009. Until maturity, the Borrower shall make payments of interest only to the Bank in arrears (a) on a monthly basis for Prime Loans (as hereinafter defined), with the first such payment being made on that date thirty (30) days from the date hereof, and (b) on the last day of the applicable Interest Period (as hereinafter defined) for LIBOR Loans (as hereinafter defined); provided, however, said payments of interest for any LIBOR Loan shall be no less frequently than every three (3) months. All payments shall be in lawful money of the United States in immediately available funds.

2.6 No Guaranty. The payment and performance of the Primary Line of Credit by the Borrower is not guaranteed by any third party.

      2.7    Security. Borrower's payment and performance of the Primary Line of Credit shall be secured by a perfected first priority pledge and security interest in 100% of the issued and outstanding stock of Pennichuck Water Works, Inc., Pennichuck East Utility, Inc., Pittsfield Acqueduct Company, Inc. and The Southwood Corporation, all of which is owned by the Borrower.

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2.8 Fees and Expenses. In connection with the Primary Line of Credit, the Borrower agrees to pay the Bank the following fees:

(a)

an unused facility fee equal to the Unused Fee per annum, as determined in accordance with the table set forth in Section 3.2 hereof, on the average daily principal amount of the unused portion of the Line of Credit to be calculated and paid in arrears at the end of each calendar quarter (March 31, June 30, September 30 and December 31); and

(b)	the Commitment Fee in the amount of Fifteen Thousand Dollars ($15,000) at or before closing.

      2.9    Cross Default. The Borrower's obligations to the Bank with respect to the Primary Line of Credit shall be and hereby are cross defaulted with all loans or obligations, now existing or hereafter arising, of the Borrower or the Guarantor owed to the Bank, or any affiliate of the Bank, as the same may have been and may hereafter be modified, amended or restated, and any now existing or hereafter arising foreign exchange contracts, interest rate swap, cap, floor or hedging agreement, and all obligations of the Borrower or the Guarantor arising out of or in connection with any Automated Clearing House ("ACH") agreements related to the processing of any ACH transactions.

ARTICLE II-A. THE SECONDARY LINE OF CREDIT The Bank agrees to make, and Borrower agrees to take, the Secondary Line of Credit subject to and upon the following terms and conditions:

      2A.1    Borrower. The Borrower under the Secondary Line of Credit shall be PENNICHUCK CORPORATION and the Borrower shall sign a certain promissory note (the "Secondary Line of Credit Note") evidencing its obligation to pay and perform the Secondary Line of Credit. The Primary Line of Credit Note and the Secondary Line of Credit Note are also on occasion referred to as the "Note" or the "Line of Credit Note".

      2A.2    Amount. Under the Secondary Line of Credit, the Bank agrees to loan the Borrower an amount up to Four Million Dollars ($4,000,000); provided, however, the availability under the Secondary Line of Credit for direct borrowings shall be reduced by the aggregate face amount of all outstanding letters of credit issued by the Bank or any affiliate thereof on the account of the Borrower. At no time shall any such letters of credit have expiration dates beyond the maturity date of the Secondary Line of Credit.

      2A.3    Use of Proceeds. The proceeds of the Secondary Line of Credit shall be used by the Borrower for working capital and general corporate purposes, including, but not limited to, direct borrowings and letters of credit.

      2A.4    Interest Rate. Sums advanced under the Secondary Line of Credit shall bear interest, at the Borrower's option (subject to the terms and conditions set forth in Article III hereof), at (a) the variable per annum rate equal to the Prime Rate (as hereinafter defined) plus the Prime Applicable Margin (as hereinafter defined), or (b) the per annum rate equal to the one

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(1), two (2), three (3) or six (6) month LIBOR (as hereinafter defined) plus the LIBOR Applicable Margin (as hereinafter defined). The Borrower may have LIBOR Loans (as hereinafter defined) and Prime Loans (as hereinafter defined) outstanding at the same time under the Secondary Line of Credit subject to the terms and conditions of Article III hereof. Interest shall be calculated and charged on the basis of actual days elapsed over a banking year of three hundred sixty (360) days. Notwithstanding the foregoing, at any time prior to maturity of the Secondary Line of Credit, the Borrower shall have the option to "swap" the above mentioned LIBOR based interest rate on the Secondary Line of Credit pursuant to an interest rate swap agreement (in the form of an International Swap Dealers Association Master Agreement and Confirmation Agreement between the Borrower and the Bank (or any affiliate thereof), both of which agreements are hereinafter referred to collectively as a "Swap Agreement") for a fixed rate of interest and term acceptable to the Bank.

      2A.5    Repayment. The Secondary Line of Credit shall mature on June 30, 2009. Until maturity, the Borrower shall make payments of interest only to the Bank in arrears (a) on a monthly basis for Prime Loans (as hereinafter defined), with the first such payment being made on that date thirty (30) days from the date hereof, and (b) on the last day of the applicable Interest Period (as hereinafter defined) for LIBOR Loans (as hereinafter defined); provided, however, said payments of interest for any LIBOR Loan shall be no less frequently than every three (3) months. All payments shall be in lawful money of the United States in immediately available funds.

      2A.6    Guaranty. The payment and performance of the Secondary Line of Credit by the Borrower shall be unconditionally guaranteed by Pennichuck Water Works, Inc. (hereinafter referred to as "PWW" or the "Guarantor" ) on an unlimited basis pursuant to and subject to the terms and conditions of a certain Guaranty Agreement dated as of March 22, 2005, as amended, from the Guarantor to the Bank (the "Guaranty").

2A.7 Security. Borrower's payment and performance of the Secondary Line of Credit shall be unsecured.

2A.8 Fees and Expenses. In connection with the Secondary Line of Credit, the Borrower agrees to pay the Bank the following fees:

(a)

an unused facility fee equal to the Unused Fee per annum, as determined in accordance with the table set forth in Section 3.2 hereof, on the average daily principal amount of the unused portion of the Line of Credit to be calculated and paid in arrears at the end of each calendar quarter (March 31, June 30, September 30 and December 31); and

(b) the Commitment Fee in the amount of Zero Dollars ($0) at or before closing.

      2A.9    Cross Default. The Borrower's obligations to the Bank with respect to the Secondary Line of Credit shall be and hereby are cross defaulted with all loans or obligations, now existing or hereafter arising, of the Borrower or the Guarantor owed to the Bank, or any affiliate of the Bank, as the same may have been and may hereafter be modified, amended or restated, and any now existing or hereafter arising foreign exchange contracts, interest rate swap,

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cap, floor or hedging agreement, and all obligations of the Borrower or the Guarantor arising out of or in connection with any Automated Clearing House ("ACH") agreements related to the processing of any ACH transactions."

      (b)    Section 3.2 of Article III of the Loan Agreement is hereby amended by deleting in its entirety the pricing table based upon the Borrower's Basic Fixed Charge Coverage Ratio and replacing it with the following:

Tier	Basic Fixed Charge Coverage Ratio	Prime Applicable Margin: Line of Credit	LIBOR Applicable Margin: All Loans	Unused Fees

I	> 3.25 to 1.0	0%	1.25%	0.125%

II	> 1.75 to 1.0 but < 3.25 to 1.0	0%	1.50%	0.250%

III	< 1.75 to 1.0	0%	1.75%	0.375%"

      (c)    Section 5.15 of Article V of the Loan Agreement is hereby amended to reflect that said AutoBorrow Agreement shall be applicable only for the Primary Line of Credit and not the Secondary Line of Credit.

      (d)    Section 5.18(b) of Article V of the Loan Agreement is hereby amended by (i) deleting "$40,000,000" from the first sentence thereof and replacing it with "$35,000,000"; and (ii) by deleting the second sentence thereof and replacing it with the following new definitions of Tangible Net Worth and Subordinated Liabilities: "(ii) "Tangible Net Worth" means the value of PC's total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of PC) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities. "Subordinated Liabilities" means liabilities subordinated to PC's obligations to the Bank in a manner acceptable to the Bank in its sole discretion.".

(e) Section 5.18(c) of Article V of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"(c)

Funded Debt to Capital Ratio. Maintain on a consolidated basis a ratio of Funded Debt to Capital not exceeding sixty percent (60%). Funded Debt shall mean interest bearing debt with maturities of one (1) year or greater less unrestricted cash and short term investments over Four Hundred Thousand Dollars ($400,000). Capital shall mean Funded Debt plus Tangible Net Worth."

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(f) Section 7.3 of Article VII of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

      "7.3    Disbursement of the Loans. The Bank shall credit the proceeds of the Loan to the deposit accounts of the Borrower with the Bank for the benefit of the Borrower or as otherwise directed in writing by the Borrower, including payments to third parties through electronic funds transfers. Advances under the Primary Line of Credit shall (1) be made in accordance with the disbursement procedures set forth in the Primary Line of Credit Note; (2) shall not cause the Debit Balance, as defined in the Primary Line of Credit Note, to exceed Twelve Million Dollars ($12,000,000); provided, however, the availability under the Primary Line of Credit for direct borrowings shall be reduced by the aggregate face amount of all outstanding Letters of Credit issued by the Bank or its affiliate for the account of the Borrower; and (3) shall be for a purpose defined in Article II herein. Advances under the Secondary Line of Credit shall (1) be made in accordance with the disbursement procedures set forth in the Secondary Line of Credit Note; (2) shall not cause the Debit Balance, as defined in the Secondary Line of Credit Note, to exceed Four Million Dollars ($4,000,000); provided, however, the availability under the Secondary Line of Credit for direct borrowings shall be reduced by the aggregate face amount of all outstanding Letters of Credit issued by the Bank or its affiliate for the account of the Borrower; and (3) shall be for a purpose defined in Article II-A herein."

(g) Schedule 5.3(e) to the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule 5.3(e) attached hereto.

      3.    Amendment to and Ratification of the Guaranty Agreement. Reference is hereby made to the Guaranty Agreement dated March 22, 2005, as amended, from the Guarantor to the Bank (the "Guaranty Agreement").

(a)

The Guaranty Agreement is hereby amended by deleting the phrase "Sixteen Million Dollars ($16,000,000)" from the second WHEREAS clause thereof and replacing it with "Four Million Dollars ($4,000,000)".

(b) Sections 1(a) and (b) of the Guaranty Agreement are hereby amended by deleting the phrase "the Note" and replacing such phrase with "the Secondary Line of Credit Note".

(c)

The Guarantor hereby ratifies and confirms its guaranty under the Guaranty Agreement as of the date hereof. The Guarantor hereby acknowledges that its obligations under the Guaranty Agreement shall apply to the Secondary Line of Credit Note, the Secondary Line of Credit and the Swap Agreement and that all amounts advanced or to be advanced thereunder shall be Guaranteed Obligations (as such term is defined in the Guaranty Agreement) for which the Guarantor shall be liable under the Guaranty Agreement. The Bank and the Guarantor hereby expressly acknowledge that the obligations under the Primary Line of Credit Note and the Primary Line of Credit are hereby expressly excluded from the definition of the Guaranteed Obligations.

4. Conditions Precedent. The obligations of the Bank hereunder are subject to fulfillment of the following conditions precedent:

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(a) The Borrower and the Guarantor shall execute and deliver to the Bank this Agreement and the Amendment Documents.

(b)

The Bank shall have received (i) certified copies of instruments evidencing all corporate action taken by the Borrower and the Guarantor to authorize the execution and delivery of this Agreement and the Amendment Documents and (ii) such other documents, legal opinions, papers and information as the Bank shall reasonably require including all items listed on the Closing Agenda attached hereto as Exhibit A.

(c)

The Borrower shall pay the Bank a fee of $15,000 at or prior to closing which fee shall also be for the amendment to the loan documents related to the $4,500,000 line of credit from the Bank to PC which shall close simultaneously herewith.

      5.    Future References. All references to the Loan Documents shall hereafter refer to such documents, as amended and shall expressly include, without limitation, this Agreement and all other Amendment Documents.

      6.    Loan Documents. The Borrower shall deliver this Agreement to the Bank and this Agreement shall be included in the term "the Loan Documents" in the Loan Agreement. The Loan Documents, and the collateral granted to the Bank therein, shall secure the Loan (as defined in the Loan Agreement) made pursuant to the Loan Agreement, as amended, and the payment and performance of the Line of Credit, as amended.

7. Continuing Effect. The provisions of the Loan Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

8. General.

(a) The Borrower shall execute and deliver such additional documents and do such other acts as the Bank may reasonably require to implement the intent of this Agreement fully.

(b)

The Borrower shall pay all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the Bank in connection with this Agreement. The Bank, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the highest rate provided in the Note, as amended.

(c)

This Agreement may be executed in several counterparts by the Borrower, the Guarantor and the Bank, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BANK OF AMERICA, N.A.

/s/	By:	/s/ Kenneth R. Sheldon

Witness		Kenneth R. Sheldon, Its Duly Authorized Senior Vice President

PENNICHUCK CORPORATION

/s/	By:	/s/ William D. Patterson

Witness		William D. Patterson, Its Duly Authorized Senior Vice President, Treasurer and Chief Financial Officer

PENNICHUCK WATER WORKS, INC.

/s/	By:	/s/ William D. Patterson

Witness		William D. Patterson, Its Duly Authorized Vice President, Treasurer and Chief Financial Officer

STATE OF NEW HAMPSHIRE COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this _____ day of _____________, 2006, by Kenneth R. Sheldon, duly authorized Senior Vice President of Bank of America, N.A., a national bank organized under the laws of the United States, on behalf of the same.

/s/

Justice of the Peace/Notary Public My Commission Expires: Notary Seal

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STATE OF NEW HAMPSHIRE COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this ____ day of _______________, 2006, by William D. Patterson, duly authorized Senior Vice President, Treasurer and Chief Financial Officer of PENNICHUCK CORPORATION, a New Hampshire corporation, on behalf of the same.

/s/

Justice of the Peace/Notary Public My Commission Expires:___________ Notary Seal

STATE OF NEW HAMPSHIRE COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this ____ day of ______________, 2006, by William D. Patterson, duly authorized Vice President, Treasurer and Chief Financial Officer of PENNICHUCK WATER WORKS, INC., a New Hampshire corporation, on behalf of the same.

/s/

Justice of the Peace/Notary Public My Commission Expires:___________ Notary Seal

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EXHIBIT A

CLOSING AGENDA

Amendment to Financings from BANK OF AMERICA, N.A. (the "Bank") to PENNICHUCK CORPORATION, PENNICHUCK EAST UTILITY, INC. and PENNICHUCK WATER WORKS, INC.

August 31, 2006

BORROWER'S AND GUARANTOR'S DOCUMENTS (Items 1-9 to be Delivered by Borrower and Counsel)

1.	PENNICHUCK CORPORATION - Certificate of Existence

2.	PENNICHUCK CORPORATION - Secretary's Certificate including Articles, Bylaws, Incumbency Certificate and Board of Directors Resolution

3.	PENNICHUCK EAST UTILITY, INC. - Certificate of Existence

4.	PENNICHUCK EAST UTILITY, INC. - Secretary's Certificate including Articles, Bylaws, Board of Director's Resolutions and Incumbency Certificate

5.	PENNICHUCK WATER WORKS, INC. - Certificate of Existence

6.	PENNICHUCK WATER WORKS, INC. - Secretary's Certificate including Articles, Bylaws, Incumbency Certificate and Board of Directors Resolution

7.	Original Stock Certificates with Separate Stock Powers endorsed in blank (Pennichuck Water Works, Inc., Pennichuck East Utility, Inc., Pittsfield Aqueduct Company, Inc. and The Southwood Corporation)

8.	Disbursement Authorization (form provided) and Payment of Bank fees and expenses

9.	Opinion of Counsel

BANK'S DOCUMENTS (To be Prepared by Bank and its Counsel)

10.	Amendment Agreement ($12,000,000 and $4,000,000 Line of Credit to PC)

11.	Amended and Restated $12,000,000 Revolving Credit Note

12.	Amended and Restated $4,000,000 Revolving Credit Note

13.	Pledge Agreement (securing $12,000,000 Line of Credit)

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14.	RSA 399-B Disclosure Statement ($12,000,000 and $4,000,000 Line of Credit to PC)

15.	Amendment Agreement ($4,500,000 Line of Credit to PC and PEU)

16.	RSA 399-B Disclosure Statement ($4,500,000 Line of Credit to PC and PEU)

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SCHEDULE 5.3(e)

Compliance Certificate

Bank of America, N.A. 1155 Elm Street Manchester, NH 03101

Attention: Kenneth R. Sheldon, Senior Vice President

Dear Mr. Sheldon:

      Pursuant to the provisions of a certain Loan Agreement dated March 22, 2005, as amended, (the "Loan Agreement") with respect to a certain $12,000,000 Line of Credit and a $4,000,000 Line of Credit, each to Pennichuck Corporation (the "Borrower") from Bank of America, N.A., successor by merger to Fleet National Bank (the "Bank"), the undersigned hereby certifies as follows:

1.

That the financial statements (the "Financial Statements") of the Borrower and/or Guarantor delivered to the Bank with this Certificate are true and accurate in all material respects for the periods covered therein as of the date hereof.

2.	That the undersigned is a duly elected, qualified and acting Chief Financial Officer of the Borrower and as such officer is authorized to make and deliver this Compliance Certificate.

3.

That during the period set forth in the Financial Statements, the Borrower was in compliance with all financial covenants of the Loan Agreement. As of __________, 200__, the Tangible Net Worth was $_____; the Basic Fixed Charge Coverage Ratio was _____ to 1.0; and the ratio of Funded Debt to Capital was _____ to 1.0.

4.

Based upon the above referenced Basic Fixed Change Coverage Ratio calculation (not including eminent domain related expenses as an extraordinary expense), the Borrower's pricing tier is ____________________.

Tier	Basic Fixed Charge Coverage Ratio	Prime Applicable Margin: Line of Credit	LIBOR Applicable Margin: All Loans	Unused Fees

I	> 3.25 to 1.0	0%	1.25%	0.125%

II	> 1.75 to 1.0 but < 3.25 to 1.0	0%	1.50%	0.250%

III	< 1.75 to 1.0	0%	1.75%	0.375%"

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5.

The representations and warranties contained in the Loan Agreement and the representations and warranties of the Borrower and Guarantor contained in each of the other Loan Documents are to the best of the Borrower's knowledge, true, correct and complete in every material respect on and as of the date hereof with the same force in effect as though made on and as of the date hereof. All covenants contained in the Loan Agreement have been and continue to be met.

6.	To the best of the Borrower's knowledge, no event has occurred or is continuing which constitutes a default or an Event of Default.

Capitalized terms not expressly defined herein are used herein with the meaning so defined in the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on this ____ day of _______________, 200__.

PENNICHUCK CORPORATION

	By:	/s/ William D. Patterson

Witness William D. Patterson, Its Duly Authorized Senior Vice President, Treasurer and Chief Financial Officer

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